UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

Revolving Credit Agreement - Commitment Increase Letter Acknowledgment

On November 17, 2015, The Bon-Ton Department Stores, Inc., Carson Pirie Scott II, Inc., Bon-Ton Distribution, LLC, and McRIL, LLC, as borrowers, and The Bon-Ton Stores, Inc. and The Bon-Ton Giftco, LLC, as obligors, entered into a Commitment Increase Letter Acknowledgment (the “Letter Acknowledgment”) supplementing the Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”), with Bank of America, N.A., as Agent, and certain financial institutions as lenders, dated March 21, 2011.

Pursuant to the terms of the Letter Acknowledgment, the Tranche A revolving commitments under the Loan Agreement were increased from $650.0 million to $730.0 million. This brings total revolving commitments under the Loan Agreement to $830.0 million.

The foregoing description of the Letter Acknowledgment is qualified in its entirety by reference to the Letter Acknowledgment, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Commitment Increase Letter Acknowledgment dated November 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

	By:	/s/ Nancy A. Walsh
Nancy A. Walsh
Executive Vice President—Chief Financial Officer

Dated: November 18, 2015